UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 9, 2010
Bank of Commerce Holdings

California	0-25135	94-2823865

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1901 Churn Creek Road
Redding, California		96002

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (530) 772-3955

N/A
(Former Name or Former Address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, no par value per share

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c ))
Indicate the number of shares outstanding of each of the issuer’s class of common stock, as of the latest practicable date. February 8, 2010 Shares outstanding: 8,711,495

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
Bank of Commerce Holdings (the “Company”), in the course of conducting year end audit preparation, has determined that the accounting for the cash flows associated with mortgage loans held for sale and goodwill related to the stock purchase agreement with Simonich Corporation was inappropriate. This error affects the characterization of items within the Company’s statement of cash flows for those periods, but does not affect earnings, statements of income, and does not significantly affect the balance sheets.
As a result of discovering this error, the Company and its Audit and Qualified Legal Compliance Committee (“Audit Committee”) concluded that the necessary characterization adjustments to correct previously issued financial statements to properly reflect the revised cash flow statements are material. As such, the Company intends to restate the consolidated financial statements for fiscal quarters ended June 30, 2009 and September 30, 2009, contained in the quarterly reports on Form 10-Q for each of those respective periods.
The Company is currently in the process of determining the impact this error has on the Company’s internal control over financial reporting. Accordingly, the Company and its Audit Committee concluded that the statements of cash flows included in the consolidated financial statements, prior press releases and similar communications issued by the Company relating to the periods discussed above should also not be relied upon.
The Company reiterates that these anticipated restatements will not affect the Company’s earnings or significantly affect the balance sheets for the applicable periods.
The Company’s principal financial officer and principal accounting officer discussed these matters with the Company’s independent registered public accounting firm.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 9, 2010	/s/ Samuel D. Jimenez

By: Samuel D. Jimenez Senior Vice President and Chief Financial Officer

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